Exhibit 99.1

Contact:

Corinthian Colleges, Inc.
Dennis Beal, EVP/CFO, Ext. 432
Diane Donohue, Director, IR/PR, Ext. 359
714.427.3000

Pondel Wilkinson Inc.
Cecilia Wilkinson
Rosemary Moothart
310.279.5970

CORINTHIAN COLLEGES CALLS LAWSUIT WITHOUT MERIT;
PLANS VIGOROUS DEFENSE

SANTA ANA, CA, July 9, 2004 — Corinthian Colleges, Inc. (NASDAQ:COCO) today said that it is aware of a class action lawsuit filed against the company, two current officers and one former officer. Based on its initial review of the complaint, the company believes the lawsuit is without merit and intends to vigorously defend against it.

Certain statements in this press release may be deemed to be forward-looking statements under the Private Securities Litigation Reform Act of 1995. The company intends that all such statements be subject to the “safe-harbor” provisions of that Act. Such statements include, but are not limited to, the company’s beliefs and intentions regarding the class action lawsuit. The company cannot predict the ultimate resolution of this lawsuit or any other lawsuit filed against it. For additional information on risks and uncertainties that could bear on the statements contained in this press release, the company refers to the filings it periodically makes with the U.S. Securities and Exchange Commission. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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